Exhibit 99.1

NEWS RELEASE	February 17, 2015

For more information, contact Kenn Entringer at 314/721-2828.

Mark Campbell Promoted to President of

Transportation Information Systems (TIS) Division

of Cass Information Systems, Inc. (NASDAQ: CASS)

ST. LOUIS – Mark Campbell has been promoted to president of the Transportation Information Systems (TIS) division of Cass Information Systems, Inc. (NASDAQ: CASS), the nation’s leading provider of transportation, utility and telecom invoice payment and information services. Campbell succeeds John F. Pickering, who is retiring after holding the post since 1998.

Campbell joined Cass in 1988 as a client account manager and in the ensuing 26 years has held roles of increasing responsibility including, most recently, TIS executive vice president.

He earned a bachelor’s degree in business administration from Truman State University in Kirksville, Mo. and a master’s degree in business administration from Washington University in St. Louis.

Cass has been involved in the payables services and information support business since 1956. It currently disburses over $38 billion annually on behalf of customers from locations in St. Louis, Mo., Columbus, Ohio, Boston, Mass., Greenville, S.C., Wellington, Kansas and Jacksonville, Fla. The support of Cass Commercial Bank, founded in 1906, makes Cass unique in the industry. The company is part of the Russell 2000® Index.

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Editor’s note: Mark Campbell is a resident of Edwardsville, Ill. 62025